Exhibit 99.1

PRELIMINARY COPY – SUBJECT TO COMPLETION

Cayman Islands Company No. 247127

BEIGENE, LTD.
百濟神州有限公司
(Stock Code: NASDAQ: ONC | HKEX: 06160 | SSE: 688235)

(the “Company”)

FORM OF PROXY

I/We
Please Print Name(s)

of
Please Print Address(es)

being (a) shareholder(s) of the Company, hereby appoint the Chairman of the meeting or of
Please Print Name		Please Print Address

as my/our proxy to vote all of my/our ordinary shares or                   ordinary shares for me/us and on my/our behalf at the extraordinary general meeting of the shareholders of the Company (the “EGM”) to be held on [_], 2025 at 8:30 a.m. local time at the offices of Mourant Governance Services (Cayman) Limited, at 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands and at any adjournment of the EGM.

The Board of Directors of the Company (the “Board of Directors”) recommends a vote FOR resolutions 1 through 3.

My/Our proxy is instructed to vote on the resolutions specified below:

	For	Against	Abstain
Resolution 1 — Special Resolution
THAT a special resolution that the deregistration of the Company in the Cayman Islands and the continuation of the Company to Switzerland be and hereby is approved and authorized (the “Continuation”).	☐	☐	☐

Resolution 2 — Special Resolution
Subject to, and effective only upon, (i) the approval of Resolution 1, (ii) the de-registration of the Company from the Register of Companies in the Cayman Islands and (iii) the simultaneous registration of the Continuation with the Swiss Commercial Register, THAT:

1. The seventh amended and restated memorandum and articles of association be amended and restated in the form set forth in Exhibit A to the proxy statement/prospectus (the “Proposed Swiss Articles”) to be effective from the effective date of the Continuation.

2. The holders of ordinary shares represented in person or by proxy at the EGM hereby waive the option to discuss each individual article of the Proposed Swiss Articles and hereby approve the Proposed Swiss Articles in the form set forth in Exhibit A to this proxy statement/prospectus.

☐	☐	☐

Resolution 3 — Ordinary Resolution
Subject to the approval of the Continuation and as required by Swiss law, THAT the election of Ernst &  Young AG to serve as the Company’s statutory auditor (for Swiss legal purposes) until the Company’s next annual general meeting and provide the related audit services and the authorization to board of directors to fix the remuneration of Ernst & Young AG be and hereby is approved and authorized.

☐	☐	☐

Please tick to indicate your voting preference. This proxy, when properly executed, will be voted in the manner directed herein. If you do not complete this section, your proxy will: (i) vote in the manner recommended by the Board of Directors on the above matters presented in the proxy statement (the “Proxy Statement”) dated on or about [_], 2025 provided with this form of proxy; and (ii) vote or abstain at his/her discretion with respect to any other matters properly presented at the EGM. If this proxy is signed and timely returned but multiple specific directions as to voting are marked above as to an issue, the undersigned shall be deemed to have directed its proxy to give an “ABSTAIN” voting instruction for such issue.

Signed:	Date:	2025
Name:

NOTES

1.	This proxy is solicited by the Board of Directors. A proxy need not be a shareholder of the Company. A member may appoint a proxy of his/her own choice. If you wish to appoint someone else, please delete the words “the Chairman of the meeting” and insert the name of the person whom you wish to appoint in the space provided. The Chairman of the meeting will act as your proxy, whether or not such deletion is made, if no other name is inserted. If you wish to vote less than all of the ordinary shares held by you, please delete the words “all of my/our ordinary shares” and insert the number of the ordinary shares that you wish to vote. If you wish to use less than all your votes, or to cast some of your votes “FOR” and some of your votes “AGAINST” a particular resolution and some of your votes “ABSTAIN” from voting on a particular resolution, you must write the number of votes in the relevant box(es).

2.	If this form is returned without an indication as to how the proxy shall vote, the proxy will (i) vote in the manner recommended by the Board of Directors on the above matters presented in the Proxy Statement and (ii) vote or abstain at his/her discretion with respect to any other matters properly presented at the EGM. If this proxy is signed and timely returned but multiple specific directions as to voting are marked above as to an issue, the undersigned shall be deemed to have directed its proxy to give an “ABSTAIN” voting instruction for such issue.

3.	If you mark the box “abstain”, it will mean that your proxy will abstain from voting and, accordingly, your vote will not be counted either for or against the relevant resolution. Abstentions will be counted for the purpose of determining the presence or absence of a quorum.

4.	This form of proxy is for use by shareholders only. If the appointor is a corporate entity this form of proxy must either be under its seal or under the hand of an officer or attorney duly authorized for that purpose.

5.	To be valid, this form must be properly executed, dated and lodged (together with a duly signed and dated power of attorney or other authority (if any) under which it is executed (or a notarized certified copy of such power of attorney or other authority)) as follows:

a.	Persons who hold our ordinary shares directly on our Cayman Islands register of members at 5:00 p.m. Cayman Islands Time on February 5, 2025 (the “Record Date”) must either (1) return an executed form of proxy (a) by mail or by hand to the offices of the Cayman Registrar: Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands, or (b) by email at BeiGene@mourant.com, so as to be received before [_] Cayman Islands Time / [_] New York Time / [_] Hong Kong Time on [_], 2025; or (2) attend the EGM in person to vote on the proposals.

b.	Persons who hold our ordinary shares directly on our Hong Kong register of members on the Record Date must either (1) return an executed form of proxy by mail or by hand to the offices of our registrar in Hong Kong (the “HK Registrar”): Computershare Hong Kong Investor Services Limited, 17M Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong so as to be received before [_] Cayman Islands Time / [_] New York Time / [_] Hong Kong Time on [_], 2025; or (2) attend the EGM in person to vote on the proposals.

c.	Persons who hold our RMB shares listed on the STAR Market of the Shanghai Stock Exchange on the Record Date must either (1) vote through the online voting systems of the Shanghai Stock Exchange; or (2) attend the EGM in person to vote on the proposals. For online voting arrangements, holders of our RMB shares as of the Record Date who wish to exercise their voting rights can vote either through (i) the voting platform of the SSE trading system by logging into their own accounts opened with their designated brokers for trade of RMB shares during trading windows (i.e., 9:15 a.m. – 9:25 a.m., 9:30 a.m. – 11:30 a.m., and 1:00 p.m. – 3:00 p.m. Beijing Time) of the STAR Market on [_], 2025; or (ii) the internet voting platform of the Shanghai Stock Exchange (vote.sseinfo.com) from 9:15 a.m. to 3:00 p.m. Beijing Time on [_], 2025. Further announcement will be made by the Company on the website of the Shanghai Stock Exchange regarding the voting arrangements for holders of RMB shares listed on the STAR Market of the Shanghai Stock Exchange in accordance with the rules of the STAR Market.

6.	Any alterations made to this form must be initialed by you.

7.	You may revoke a previously submitted proxy by (i) re-submitting this form of proxy by mail or email or by hand before [_] Cayman Islands Time / [_] New York Time / [_] Hong Kong Time on [_], 2025 or (ii) attending the EGM and voting in person. Any written notice of revocation or subsequent form of proxy must be received by the Cayman Registrar or the HK Registrar, as applicable, prior to [_] Cayman Islands Time / [_] New York Time / [_] Hong Kong Time on [_], 2025. Such written notice of revocation or subsequent form of proxy should be sent to the Cayman Registrar or the Hong Kong Registrar, as applicable, by mail or email or by hand.

8.	The completion and return of this form will not prevent you from attending the EGM and voting in person should you so wish, although attendance at the EGM will not in and of itself revoke this proxy.

9.	In the case of joint holders, signature of any one holder will be sufficient, but the names of all the joint holders should be stated. The vote of the senior holder (according to the order in which the names stand in the register of members in respect of the holding) who tenders a vote in person or by proxy will be accepted to the exclusion of the vote(s) of the other joint holder(s).

PERSONAL INFORMATION COLLECTION STATEMENT

Your supply of your and your proxy’s (or proxies’) name(s) and address(es) is on a voluntary basis for the purpose of processing your request for the appointment of a proxy (or proxies) and your voting instructions for the EGM of the Company (the “Purposes”). We may transfer your and your proxy’s (or proxies’) name(s) and address(es) to our agent, contractor, or third-party service provider who provides administrative, computer and other services to us for use in connection with the Purposes and to such parties who are authorized by law to request the information or are otherwise relevant for the Purposes and need to receive the information. Your and your proxy’s (or proxies’) name(s) and address(es) will be retained for such period as may be necessary to fulfill the Purposes. Request for access to and/or correction of the relevant personal data can be made in accordance with the provisions of the Personal Data (Privacy) Ordinance and any such request should be in writing by mail to Computershare Hong Kong Investor Services Limited at the above address.